Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Hoth Therapeutics, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value	(1)	Other	2,000,000	$1.26	$2,520,000.00	0.0001531	$385.81

Total Offering Amounts:							$2,520,000.00		385.81
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$385.81

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Offering Note(s)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), by averaging the high and low sales prices of Hoth Therapeutics, Inc.’s (the “Registrant’s”) common stock, par value $0.0001 per share (“Common Stock”), as reported on The Nasdaq Capital Market on July 29, 2025, which date is within five business days prior to the filing of this Registration Statement.

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock of the Registrant which become issuable under the Registrant’s Amended and Restated 2022 Omnibus Equity Incentive Plan (as amended, the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

Represents 2,000,000 additional shares of Common Stock available for issuance under the 2022 Plan. On August 5, 2025, at the Registrant’s 2025 annual meeting of shareholders, the shareholders of the Registrant approved an increase in the number of shares reserved under the 2022 Plan by 2,000,000 shares.